Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                                  Balance Sheet

                                 March 31, 2000
                                 --------------
                                   (Unaudited)

Assets

Current assets:
  Cash and temporary cash investments                           $14,011,811
  Accounts receivable:
    Customers                                                    10,087,107
    Other                                                             4,521
  Deferred income taxes                                              48,500
  Prepayments                                                        49,983
                                                                -----------

       Total current assets                                      24,201,922
                                                                -----------

Other property and investments                                       94,777
                                                                -----------

Deferred debits and other assets                                     32,203
                                                                -----------

       Total Assets                                             $24,328,902
                                                                ===========




Liabilities & Stockholder's Equity

Current liabilities:
  Accounts payable                                              $ 7,771,186
  Taxes accrued                                                     178,909
  Other                                                             300,343
                                                                -----------

       Total current liabilities                                  8,250,438
                                                                -----------

Deferred credits and other liabilities                                1,787
                                                                -----------

Stockholder's equity:
  Common stock                                                          100
  Capital surplus                                                25,900,000
  Retained earnings                                             (9,823,423)
                                                                -----------

      Total stockholder's equity                                 16,076,677
                                                                -----------


       Total Liabilities & Stockholder's Equity                 $24,328,902
                                                                ===========

                                                                   Exhibit A-1

                          GPU ADVANCED RESOURCES, INC.
                              Statements of Income
                              --------------------
                                   (Unaudited)

                                                              Three Months
                                                                   Ended
                                                              March 31,1999
                                                              -------------


Operating Revenues                                              $23,328,741
                                                                -----------

Operating Expenses:

   Power purchased                                               19,837,920

   Other operation and maintenance                                  847,515
                                                                -----------

      Total Operating Expenses                                   20,685,435
                                                                -----------


Operating Income                                                  2,643,306


Other Income and Expenses, Net                                      122,085
                                                                -----------



Income Before Income Taxes                                        2,765,391


  Income tax expense                                              1,120,062
                                                                -----------


Net Income                                                      $ 1,645,329
                                                                ===========